Exhibit 11


                    PREMARK INTERNATIONAL, INC.
          Statement of Computation of Per Share Earnings
                           (Unaudited)

                                                  13 Weeks Ended
                                              ---------------------
                                              Sept. 28,   Sept. 30,
                                                1996        1995
(Dollars in millions, shares in thousands)    ---------   ---------

Earnings
  Income from continuing operations           $   30.2    $   26.0
  Income from discontinued operations              0.0        20.9
                                              ---------   ---------
    Net income                                $   30.2    $   46.9
                                              =========   =========


PRIMARY METHOD
  Shares
    Cumulative average outstanding shares       62,279      61,116
    Common equivalent shares                     3,865       2,376
                                              ---------   ---------

    Weighted average number of common
      shares and common equivalent
      shares outstanding                        66,144      63,492
                                              =========   =========

Primary earnings per share:
  Continuing operations                       $   0.46    $   0.41
  Discontinued operations                         0.00        0.33
                                              ---------   ---------
    Net income per share                      $   0.46    $   0.74
                                              =========   =========

FULLY DILUTED METHOD
  Shares
    Cumulative average outstanding shares       62,279      61,116
    Common equivalent shares                     3,932       2,388
                                              ---------   ---------

    Weighted average number of common
      shares and common equivalent
      shares outstanding                        66,211      63,504
                                              =========   =========

Fully diluted earnings per share:
  Continuing operations                       $   0.46    $   0.41
  Discontinued operations                         0.00        0.33
                                              ---------   ---------
      Net income per share                    $   0.46    $   0.74
                                              =========   =========

                                                         Exhibit 11


                    PREMARK INTERNATIONAL, INC.
          Statement of Computation of Per Share Earnings
                           (Unaudited)

                                                  39 Weeks Ended
                                              ---------------------
                                              Sept. 28,   Sept. 30,
                                                1996        1995
(Dollars in millions, shares in thousands)    ---------   ---------

Earnings
  Income from continuing operations           $   24.7    $   57.3
  Income from discontinued operations             62.2       103.1
                                              ---------   ---------
    Net income                                $   86.9    $  160.4
                                              =========   =========


PRIMARY METHOD
  Shares
    Cumulative average outstanding shares       61,872      61,616
    Common equivalent shares                     2,509       2,390
                                              ---------   ---------

    Weighted average number of common
      shares and common equivalent
      shares outstanding                        64,381      64,006
                                              =========   =========

Primary earnings per share:
  Continuing operations                       $   0.38    $   0.90
  Discontinued operations                         0.97        1.61
                                              ---------   ---------
    Net income per share                      $   1.35    $   2.51
                                              =========   =========

FULLY DILUTED METHOD
  Shares
    Cumulative average outstanding shares       61,872      61,616
    Common equivalent shares                     2,559       2,415
                                              ---------   ---------

    Weighted average number of common
      shares and common equivalent
      shares outstanding                        64,431      64,031
                                              =========   =========

Fully diluted earnings per share:
  Continuing operations                       $   0.38    $   0.90
  Discontinued operations                         0.97        1.61
                                              ---------   ---------
      Net income per share                    $   1.35    $   2.51
                                              =========   =========